                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
June 11, 2001

Contact: John Breed
         (713) 209-8835

                      COOPER INDUSTRIES BOARD APPROVES PLAN
                          TO CHANGE CORPORATE STRUCTURE
             Proposed Structure Will Facilitate Growth Opportunities

HOUSTON, TX, June 11 -- Cooper Industries, Inc. (NYSE:CBE) today announced that its Board of Directors has approved a plan to reorganize the Company and change its place of incorporation from Ohio to Bermuda. Under the plan, Cooper Industries, Ltd., a newly-formed Bermuda corporation, will become the parent holding company of Cooper Industries, Inc. The reorganization is subject to the approval of the holders of a majority of Cooper's outstanding shares.

         "More and more of Cooper's revenues are being derived from operations and customers outside the United States," said H. John Riley, Jr., chairman, president and chief executive officer. "We do not see this changing. In fact, expansion of our international activities is an important part of our ongoing business strategy, and we expect that significant growth opportunities exist in the international marketplace. Consequently, we believe that by changing our legal domicile to Bermuda, we will generate increased value and returns for our shareholders because we will be able to take advantage of business, financial and strategic opportunities that are not available under our current structure. The reorganization will accelerate our strategic initiatives, enhance our competitiveness regarding international acquisition opportunities and improve our global tax position to generate increased cash flow.

         "We anticipate that this reorganization, which we expect to be completed before year-end 2001, will have no impact on our day-to-day operations for our employees, customers and

                                    - more -

COOPER INDUSTRIES, INC.

suppliers," said Riley. "Cooper will continue to have its headquarters in Houston, and we remain fully committed to our employees and the local communities where we have operations."

         Upon completion of the reorganization, each share of Cooper Industries, Inc. common stock will automatically convert into a share of Cooper Industries, Ltd. common stock and will have substantially the same attributes as Cooper Industries, Inc. common stock. Cooper Industries, Ltd. shares will be listed on the New York Stock Exchange under the "CBE" symbol, the same symbol under which the Company's common stock currently trades.

         A special meeting of stockholders of Cooper Industries, Inc. will be called shortly to vote on the proposed transaction. Notice of the special meeting and a proxy statement/prospectus describing the reorganization will be mailed to all Cooper stockholders. A registration statement for Cooper Industries, Ltd. and the proposed proxy statement/prospectus has been filed with the Securities and Exchange Commission and is available for free at the SEC's Web site, www.sec.gov. When finalized, these documents will be available at no charge at the SEC's Web site as well as through the Investor Center section of Cooper's Web site, www.cooperindustries.com.

         This announcement does not constitute an offer of any securities for sale, or an offer or an invitation to purchase any securities. AS SOON AS THE REGISTRATION STATEMENT AND THE RELATED PROXY STATEMENT/PROSPECTUS ARE FINALIZED, INVESTORS SHOULD READ THESE DOCUMENTS BEFORE MAKING A DECISION CONCERNING THE TRANSACTION. These documents will contain important information that investors should consider.

         Cooper will hold a conference call at 10:00 a.m. (Central) on June 12 to discuss the corporate reorganization in greater detail. To listen to the call by telephone, dial (212) 896-6036 approximately 10 minutes beforehand. No confirmation code or pass code will be needed for the live briefing by telephone. The conference call also will be available over the Internet through the Investor Center section of the Company's Web site: www.cooperindustries.com. Cooper suggests that listeners using the Internet option should access the Company's Web site well in advance of the webcasts to download and install any necessary audio software.

                                    - more -

COOPER INDUSTRIES, INC.

         A replay of the conference call will be available by telephone until June 19, 2001, and over the Internet until June 26, 2001. The telephone number to access the replay in the U.S. is (800) 633-8284. International telephone access is available by dialing (858) 812-6440. The access code number is 19110899.

         Cooper Industries, with 2000 revenues of $4.5 billion, is a global manufacturer of a broad range of electrical products and tools and hardware. Cooper is headquartered in Houston, Texas. Additional information about Cooper is available on the Company's Web site: www.cooperindustries.com.

         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, such as approval of the reorganization plan by the Company's shareholders, the Company's ability to realize the expected benefits from the reorganization, the level of market demand for the Company's products, competitive pressures and future economic conditions. These factors and other notes and uncertainties affecting the Company's business are discussed in the registration statement filed with the SEC regarding the reorganization and other SEC filings.


                                     # # #